Exhibit 99.2

SUNSTONE HOTEL INVESTORS TO ACQUIRE THE REMAINING 25% JOINT VENTURE INTEREST IN HILTON SAN DIEGO BAYFRONT FROM PARK HOTELS & RESORTS

Irvine, Calif. (June 1, 2022) – Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO), the owner of Long-Term Relevant Real Estate® in the lodging industry, announced that it has entered into a definitive agreement with an affiliate of Park Hotels & Resorts Inc. (“Park”) to acquire Park’s 25% interest in the joint venture that owns the leasehold interest in the 1,190-room Hilton San Diego Bayfront (the "Hotel"). As part of the transaction, Sunstone will pay Park $102 million in cash and will effectively assume Park’s $55 million share of the existing mortgage loan on the Hotel, which is already fully consolidated as part of Sunstone’s financial statements. Following the acquisition, Sunstone will own 100% of the venture’s interests in the Hotel.

The purchase price, including the in-place debt, implies a $628 million value for the Hotel, or $527,700 per key, and represents a 13.2x multiple on the Hotel’s 2022 forecasted EBITDA and a 6.6% capitalization rate on 2022 forecasted net operating income. The Company currently anticipates closing the transaction by the end of the second quarter 2022 and expects to fund the acquisition primarily from borrowing on the Company’s revolving credit facility.

Bryan Giglia, Chief Executive Officer, stated, “We are pleased to announce our acquisition of the remaining 25% joint venture interest in the Hilton San Diego Bayfront. This is a very well-located, high-quality asset in a premier convention and leisure market. The hotel is in excellent physical condition, and with the recent addition of new meeting space, a refreshed lobby, and enhanced food & beverage offerings, the hotel is well positioned to benefit from strong leisure travel and recovering business transient and corporate group demand. We thank our partners at Park for their collaboration over the years and believe this transaction, which consolidates ownership for Sunstone and provides Park with a fair valuation for their ownership interest, is a mutually beneficial outcome for both parties.”

The acquisition is subject to the satisfaction of customary closing conditions, and the Company can give no assurance that the transaction will close. The forecast amounts referenced in this release are based on the Company's assumptions of operating performance and the Company cannot assure you that the forecasts will be achieved.

About Sunstone Hotel Investors

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”). Sunstone’s strategy is to create long-term stakeholder value through the acquisition, active ownership, and disposition of hotels considered to be Long-Term Relevant Real Estate®. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

For Additional Information

Aaron Reyes

Chief Financial Officer

Sunstone Hotel Investors, Inc.

(949) 382-3018

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the impact the COVID-19 pandemic has on the Company’s business and the economy, as well as the response of governments and the Company to the pandemic, and how quickly and successfully effective vaccines and therapies are distributed and administered; increased risks related to employee matters, including increased employment litigation and claims for severance or other benefits tied to termination or furloughs as a result of temporary hotel suspensions or reduced hotel operations due to COVID-19; general economic and business conditions, including a U.S. recession or increased inflation, trade conflicts and tariffs, regional or global economic slowdowns and any type of flu or disease-related pandemic that impacts travel or the ability to travel, including COVID-19; the need for business-related travel, including the increased use of business-related technology; rising hotel operating costs due to labor costs, workers’ compensation and health-care related costs, utility costs, property and liability insurance costs, unanticipated costs such as acts of nature and their consequences and other costs that may not be offset by increased room rates; the ground or airspace leases for two of the hotels the Company has interests in as of the date of this release; the need for renovations, repositionings and other capital expenditures for the Company’s hotels; the impact, including any delays, of renovations and repositionings on hotel operations; new hotel supply, or alternative lodging options such as timeshare, vacation rentals or sharing services such as Airbnb, in the Company’s markets, which could harm its occupancy levels and revenue at its hotels; competition from hotels not owned by the Company; relationships with, and the requirements, performance and reputation of, the managers of the Company’s hotels; relationships with, and the requirements and reputation of, the Company’s franchisors and hotel brands; the Company’s hotels may become impaired, or its hotels which have previously become impaired may become further impaired in the future, which may adversely affect its financial condition and results of operations; competition for the acquisition of hotels, and the Company’s ability to complete acquisitions and dispositions; performance of hotels after they are acquired; changes in the Company’s business strategy or acquisition or disposition plans; the Company’s level of debt, including secured, unsecured, fixed and variable rate debt; financial and other covenants in the Company’s debt and preferred stock; the impact on the Company’s business of potential defaults by the Company on its debt agreements or leases; volatility in the capital markets and the effect on lodging demand or the Company’s ability to obtain capital on favorable terms or at all; the Company’s need to operate as a REIT and comply with other applicable laws and regulations, including new laws, interpretations or court decisions that may change the federal or state tax laws or the federal or state income tax consequences of the Company’s qualification as a REIT; potential adverse tax consequences in the event that the Company’s operating leases with its taxable REIT subsidiaries are not held to have been made on an arm’s-length basis; system security risks, data protection breaches, cyber-attacks and systems integration issues, including those impacting the Company’s suppliers, hotel managers or franchisors; other events beyond the Company’s control, including climate change, natural disasters, terrorist attacks or civil unrest; and other risks and uncertainties associated with the Company’s business described in its filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information provided herein is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read together with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measure

We present the following non-GAAP financial measure that we believe is useful to investors as a key supplemental measure of our operating performance: hotel adjusted earnings before interest expense, taxes, depreciation and amortization for real estate, or Hotel Adjusted EBITDAre. This measure should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. In addition, our calculation of this measure may not be comparable to other companies that do not define the term exactly the same as the Company. This non-GAAP measure is used in addition to and in conjunction with results presented in accordance with GAAP. It should not be considered as an alternative to net income (loss), cash flow from operations, or any other operating performance measure prescribed by GAAP. This non-GAAP financial measure reflects additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measure, provides a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

We present EBITDAre in accordance with guidelines established by the National Association of Real Estate Investment Trusts (“NAREIT”), as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate.” We believe EBITDAre is a useful performance measure to help investors evaluate and compare the results of our operations from period to period in comparison to our peers. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.

We make additional adjustments to EBITDAre to exclude the amortization of our right-of-use assets and related lease obligations as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels.

Hotel Adjusted EBITDAre Reconciliation

Hilton San Diego Bayfront

(dollars in thousands)

			Plus:	Equals:		Less:	Equals:
			Depreciation &	Hotel			Hotel Net
	Total Revenues	Net Income	Other Adjustments	Adjusted EBITDAre		FF&E Reserve	Operating Income
Full Year 2022 Forecast	$150,798	$35,464	$12,175	$47,639		$(6,032)	$41,607
EBITDA Multiple/Cap Rate (1)				13.2	x		6.6%

(1)	EBITDAre Multiple calculated as gross sale price divided by Hotel Adjusted EBITDAre. Cap Rate calculated as Hotel Net Operating Income divided by gross sale price.